Astoria Financial Corporation Realigns Executive Management and Rescinds Executive Officer Mandatory Retirement Policy

LAKE SUCCESS, N.Y., Aug. 15 /PRNewswire-FirstCall/ -- Astoria Financial Corporation (NYSE: AF) ("Astoria" or "Company"), the holding company for Astoria Federal Savings and Loan Association ("Astoria Federal"), today announced the following executive management changes, effective immediately:

Monte N. Redman, 56, currently Executive Vice President and Chief Financial Officer, was named President and Chief Operating Officer, a newly created position with the Company;

Frank E. Fusco, 44, currently Senior Vice President and Treasurer, was named Executive Vice President, Treasurer and Chief Financial Officer; and George L. Engelke, Jr., 68, currently Chairman, President and Chief Executive Officer, will retain the title Chairman and Chief Executive Officer. Identical corporate title changes were effectuated with respect to Astoria Federal.

Mr. Engelke has been employed by Astoria Federal for over 35 years, while Mr. Redman has been employed for over 30 years and Mr. Fusco for over 17 years.
The Board of Directors, at its meeting held on August 15, 2007, also acted to rescind the Company's and Astoria Federal's Executive Officer Mandatory Retirement Policy, which had previously required the retirement of any executive officer attaining 70 years of age.

Commenting on the actions, Mr. Ralph F. Palleschi, Presiding Director of the Company and Chairman of its Nominating and Corporate Governance Committee, stated, "The management changes are the result of the Board of Directors' continuing review of management succession alternatives. The rescinding of the mandatory retirement policy provides the Board with the ability to retain the strengthened management team for other than a finite term during this challenging period. The Board approached Mr. Engelke requesting that he consider remaining an active officer of the Company beyond his previously mandated retirement date, and I am pleased to report that he has agreed to do so."

Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $21.6 billion is the sixth largest thrift institution in the United States. Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $13.4 billion and embraces its philosophy of "Putting people first" by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Federal originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network covering twenty-six states, primarily the East Coast, and the District of Columbia, and through correspondent relationships covering forty-three states and the District of Columbia.

Forward Looking Statements

This document contains a number of forward -looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "plan," "potential," "predict," "project," "should," "will," "would, " and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non -financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.